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                                                                   EXHIBIT 10.4



                             ATRIUM EXECUTIVE CENTER

                           LEASE AND SERVICE AGREEMENT

This Lease is made on June 2, 1997, between ATRIUM EXECUTIVE CENTER, INC., LESSOR, hereinafter called ATRIUM, and SUMMA FOUR, INC., a Delaware corporation, LESSEE, hereinafter called TENANT.

1. LEASED PREMISES: Subject to the terms and conditions set forth in this Agreement, ATRIUM agrees to lease, furnish, or make available to
         TENANT:

         Suite number 115, on an exclusive basis.

         Use of the reception area, conference rooms, kitchens, fitness room (at its own risk) and shower facilities, restrooms, and other designated common areas within the Executive Center, on a non-exclusive, shared basis.

         The services described in Exhibits A-I and A-2, on a non-exclusive, shared basis.

2. USE: The leased premises shall be used by TENANT as an office, and for no other purpose. TENANT agrees to comply with all rules and regulations established by ATRIUM with respect to use of the premises, including hours of use, and with all requirements of the building management or of public authorities. ATRIUM reserves the right to add, amend or rescind any rule or regulation at any time when, in ATRIUM'S judgement, it is necessary for the best interests of its tenants. TENANT shall not interfere with the rights of other tenants, nor allow the premises to be used for any unlawful or objectionable purpose.

         TENANT shall not offer any of the services or facilities which ATRIUM offers to other tenants at the Executive Center, including, but not limited to those services and facilities described in Exhibits A-I and A-2, attached hereto. TENANT shall not offer, solicit, accept, nor enter into any agreement with other tenants within the executive center to relocate to other shared office or traditional office space. Any attempt to do so will be considered a default of this Lease, and ATRIUM shall be entitled to evoke the remedies provided under DEFAULT.

3. TERM: The term of this Lease shall be twenty-two months beginning on June 1, 1997 (commencement date) and ending on March 31, 1999 (termination).

         Obligations under lease agreement dated February 1, 1995, and addenda dated August 1, 1995 and May 1, 1996 shall cease concurrent with signature of this lease agreement and payment of all incurred expenses.

         Either ATRIUM or TENANT may terminate this Lease at expiration of the term stated herein, or any renewal thereof, by giving to the other ninety (90) days prior




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         written notification rendered on the first day of the month. In the absence of such notice, this Lease shall automatically renew on an annual basis, and under the same terms and conditions, except the rental rate shall be the current rate being charged new tenants for comparable office space. Subsequent renewals shall continue on the same basis until terminated by either party as provided above.

         In the event ATRIUM notifies TENANT of any change in terms or conditions ninety (90) days prior to expiration of this Lease or any addendum hereto, and TENANT holds over after such expiration date, such action shall constitute TENANT's acceptance.

4. RENT: TENANT agrees to pay ATRIUM, in consideration of the facilities and services provided:

         AS BASIC RENT FOR THE LEASED PREMISES, THE SUM OF THIRTY-EIGHT HUNDRED DOLLARS ($3800) PER MONTH FOR THE MONTHS OF JUNE 1997 THROUGH MARCH 1998; AND FORTY-TWO HUNDRED DOLLARS ($4200) PER MONTH FOR THE MONTHS OF APRIL 1998 THROUGH MARCH 1999.

         AS ADDITIONAL RENT, MONTHLY TELEPHONE EQUIPMENT AND LINE CHARGES AT STANDARD RATES. (SEE EXHIBIT A-1.)

         TENANT AGREES TO PAY BASIC RENTAL, PLUS MONTHLY TELEPHONE EQUIPMENT AND LINE CHARGES, IN ADVANCE, ON OR BEFORE THE FIRST DAY OF EACH CALENDAR MONTH, FOLLOWING BILLING,

         AS ADDITIONAL RENT, TENANT AGREES TO PAY FOR ALL TELEPHONE MESSAGE UNITS AND TOLL CALL CHARGES INCURRED BY TENANT'S TELEPHONE EXTENSION(S), WITHIN FIVE (5) DAYS AFTER BILLING. TENANT will pay for all telephone installation, service, connect and disconnect charges incurred for its extension(s).

         Payment shall be made to ATRIUM EXECUTIVE CENTER, INC. at its office, Suite 200, Atrium II, 3000 Atrium Way, Mt. Laurel, NJ 08054-3911, or such other office as ATRIUM may designate.

         In the event TENANT fails to pay rent, telephone and service charges within five (5) days of the due date, ATRIUM may, at its option:

         (a) charge TENANT a $50.00 late fee per month, per office, on unpaid rental, until the balance is paid, and/or

         (b) notify TENANT, in writing, that TENANT is in default, under paragraph 9. hereunder, and/or


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         (c)      terminate telephone service to TENANT, until payment is
                  received; and, if ATRIUM deems necessary, require additional telephone security deposit; and/or

         (d)      terminate any or all other Exhibit A-1 services to TENANT.

         ATRIUM will disconnect telephone service, or discontinue other services, for non-payment, only upon twenty-four hours prior notice to TENANT.

         ATRIUM shall also make available certain other services, as described on Exhibit A-2, for which TENANT will pay standard rates. TENANT agrees to pay any and all amounts incurred for Exhibit A-2 services, within five (5) days of the due date. ATRIUM reserves the right to discontinue any Exhibit A-2 services for non-payment, upon twenty-four hours prior notice to TENANT.

         TENANT agrees to compensate ATRIUM in the amount of $50.00 for each occurrence if, for any reason, TENANT'S check for rent, security deposit, or any service, is returned by TENANT'S bank unpaid.

5. SECURITY DEPOSIT: TENANT'S current security deposit with ATRIUM shall be held as security for the full performance by TENANT of its obligations under this Lease, payment of phone expense incurred, payment of all other services provided under Exhibits A-1 and A-2, and for the cost of any repairs in excess of normal wear and tear. If ATRIUM applies any part of said deposit to cure any default of TENANT, or for additional rent or service charges which may become due, TENANT shall, upon demand, deposit with ATRIUM the amount applied so that ATRIUM shall have the full deposit on hand at all times during the term of this Lease. The security deposit balance will be returned within thirty (30) days after TENANT has vacated and left the leased premises in original condition, less an amount sufficient to pay TENANT'S average monthly phone expense, which will be held until final phone charges can be determined. Any loss or damage to the premises shall be applied against the security deposit and, if such damages exceed the security deposit, TENANT agrees to pay to ATRIUM any additional costs required to restore the premises to original condition. If TENANT vacates prior to the termination date of the LEASE FOR ANY REASON OTHER THAN BREACH OF LEASE BY ATRIUM, the security deposit will be kept as liquidated damages to cover costs of re-leasing.

         TENANT AGREES THAT THE SECURITY DEPOSIT IS NOT TO BE CONSIDERED A RENTAL PAYMENT UNDER THIS LEASE. The security deposit shall not bear interest to TENANT, and may be commingled with other funds of ATRIUM.


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6.       INSURANCE: TENANT shall maintain its own insurance coverage. ATRIUM shall not be liable to TENANT, or to any other person, for any injury, or for damages on account of loss, damage or theft to any personal or business property of TENANT, its employees, agents or invitees.

         If the premises are damaged by fire or other casualty, repairs to restore premises to prior condition shall be made without cost to TENANT, and rent shall be abated from the date of such casualty until premises are usable by TENANT. Damage shall be repaired within a reasonable period of time, subject to any delays caused by Acts of God, labor disputes, or other acts beyond its control. ATRIUM shall not be liable for any inconvenience or loss of business of TENANT resulting from such damage or repair thereof. TENANT shall be solely responsible for any damage or loss to furnishings, equipment, or any other property of TENANT. In the event fire or casualty substantially destroys the entire premises occupied by ATRIUM EXECUTIVE SUITE, OR RENDERS THE PREMISES UNUSABLE FOR A PERIOD OF NINETY (90) DAYS, EITHER ATRIUM OR TENANT may terminate this Lease in which event the tenancy created herein will cease and rent will be adjusted to date of termination.

7. HIRING OF ATRIUM'S EMPLOYEES: During the term of this Lease, or any extension or renewal hereof, or within one hundred eighty (180) days after TENANT vacates the leased premises, TENANT agrees not to offer, nor accept for employment in any capacity, any person who is then or who within one hundred eighty (180) days prior thereto, has been an employee of ATRIUM. In the event of any such action, TENANT agrees to pay ATRIUM $5,000 for each breach of this provision. Further, ATRIUM may, at its option, terminate this lease.

8. SURRENDER OF LEASED PREMISES: TENANT agrees to vacate the leased premises promptly upon expiration or termination of this Lease, or any extension hereof.

9.       DEFAULT: Any of the following will constitute a material default by
         TENANT:

         (a) Failure to pay, or any withholding, deducting, or offsetting against, any amount due for rent, facilities, telephone charges, or any service charges, within five (5) days after due;

         (b) Failure to observe or perform any provision of this Lease for a period of five (5) days after written notice of such failure;

         (c) Removal, or any attempt by TENANT to remove, any of TENANT'S property from the leased premises, other than in the ordinary course of business, or to vacate the leased premises, without having first paid all rent


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                  due or to become due until expiration of the Lease term, or any extension thereof, and all charges incurred for telephone and other services.

         If TENANT does not correct any material default of this Lease within ten (10) days after written notification of said default, ATRIUM may, without further notice:

         (a)      Terminate this lease.

         (b) Re-enter and take possession of the leased premises, remove all persons and property, and disconnect any telephone lines installed for benefit of TENANT, without being deemed to have committed any trespass.

         (c) Impound TENANT'S property and sell it at auction or private sale, applying the proceeds thereof to any unpaid rent or other charges due to ATRIUM for services rendered, including any interest, late charges, storage charges, or any other amounts due, and holding TENANT responsible for any deficiency in the proceeds. ATRIUM may recover, in addition to any rent and other charges already due and payable, all rent for the entire unexpired balance of the stated term of this Lease, or any extension hereof, and all costs incurred by ATRIUM to recover such sums, including reasonable attorneys' or collection fees, and/or ATRIUM may recover damages from TENANT.

         All rights and remedies of ATRIUM under his Lease shall be cumulative and in addition to any other rights or remedies available at law or in equity. No failure by ATRIUM to exercise any right or remedy, or to insist upon strict performance following a default, shall constitute a waiver of such default by ATRIUM, nor will acceptance of full or partial payment during continuance of any breach constitute a waiver of any such breach, term, or condition.

10.      MISCELLANEOUS:

         ATRIUM shall have the right to show the leased premises to prospective tenants, WITH PRIOR NOTICE, if the term of this Lease is month-to-month, or if either party has given notice to the other of termination of this Lease, or if TENANT is in default under this Lease. ATRIUM has the right to inspect the leased premises at all reasonable times.

         Unless another address is stipulated in writing, written notices from ATRIUM to TENANT shall be deemed sufficient if delivered to the leased premises.

         ATRIUM shall not be responsible for any temporary breakdown of electricity, heat or air conditioning services, janitorial services, snow removal, or any other


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         services provided by building owner; however, ATRIUM shall make all reasonable efforts and exert all possible pressure to correct any problem which may occur. ATRIUM shall not be responsible for any temporary breakdown of telephone services caused by or occurring in the systems of local or long distance telephone carriers providing services to the center.

         Notwithstanding any provision to the contrary, ATRIUM is responsible only for the provision of services specified hereunder. TENANT acknowledges and agrees that ATRIUM shall not be liable to TENANT, in damages or otherwise, by reason of any injury to or interference with TENANT'S business arising out of ATRIUM providing, temporarily failing to provide, or the manner in which it provides, telephone, secretarial or any other services which it provides hereunder, irrespective of whether or its employees may be deemed negligent. In any such event, ATRIUM'S liability shall be limited to the actual cost charged by ATRIUM for the particular service alleged to have caused the injury or interference, or the prorated cost for the service during the period such service was not provided.

         TENANT may not assign or sublet the leased premises, or any part thereof, without the prior written consent of ATRIUM.

         This Lease and all covenants, provisions and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of both parties.

         This Lease contains the entire agreement between ATRIUM and TENANT.

         Any provision of this Lease which proves to be invalid, void or illegal will in no way affect, impair, or invalidate any other provision hereof, and all other provisions will remain in full force and effect.

         If TENANT is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Lease, and that this Lease is binding upon said corporation. If TENANT is a partnership or sole proprietorship, each individual executing this Lease understands that s/he is personally responsible for performance.


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         IN WITNESS WHEREOF, ATRIUM and TENANT have executed this Lease as of the 5th day of June, 1997.

                                    ATRIUM EXECUTIVE CENTER, INC.
ATTEST:                             LESSOR

/s/ L. Johnson                      By: /s/ Marilyn F. DelDuca
-------------------------------         -----------------------------------


                                    SUMMA FOUR, INC.
ATTEST:                             TENANT

/s/ Pamela J. Carter                By: /s/ Thomas A. St. Germain
-------------------------------         -----------------------------------
                                                    SVP & CFO
                                        -----------------------------------
                                               Printed Name & Title

                                        Home Office Address:

                                        25 Sundial Avenue
                                        Manchester, NH  03103

                                        Telephone:  800-537-8662



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                                   EXHIBIT A-1

The following amenities and services are provided to TENANT under this Lease and Service Agreement:

- Cluster office suite, consisting of four exterior offices and reception/work/storage area.

- Executive set of office furnishings, including wood desk and credenza, executive swivel chair and two upholstered guest chairs for each private office. Secretarial desk and chair for reception area. Four 7' bookshelves and three 4' bookshelves will also be provided.

- Shared use of ATRIUM's spacious reception area. Our personable receptionists will greet your clients.

- Experienced Executive Center Manager to ensure efficient handling of your business requirements.

- Full-feature telephone instruments @ $35 each per month; full feature speaker phones @ $50 each per month; telephone, FAX and modem lines @ $25 each per month; directory mailbox @ $35 per month; individual voice mail boxes @ $15 each per month; directory listing @ $2 per month (optional). Tenant is responsible for all installation and monthly service charges for its dedicated phone lines, connection to the message center, plus all message units and toll calls incurred by Tenant. In consideration of this lease, LONG DISTANCE CALL CHARGES SHALL BE BILLED AT 18 CENTS PER MINUTE; LOCAL CALL CHARGES SHALL BE BILLED AT 8 CENTS PER MINUTE.

-        Automated attendant service.

- Luxurious conference rooms - TENANT may use a conference room or part-time office on a reservation basis (or without prior reservation if not in use), up to ten (10) hours per month (non-cumulative). Additional hours billed at $25 each. Larger training/meeting facility available at $50 per hour.

- Twenty-four hour access to office. Honeywell security system for your protection.

- Access to support service facilities from 8:30 a.m. to 5:00 p.m., Monday through Friday, except legal holidays.

- Executive Center business address may be listed on TENANT's stationery and other printed materials.

-        Executive Center FAX number may be listed on TENANT's stationery.


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-        Your Company Listing on Executive Center directory. Additional or changed directory listings available at $25 each.

-        Utilities - HVAC and electric service.

-        Daily janitorial service.

-        Complimentary coffee and tea - shared use of kitchen facilities.

-        Shared use of fitness facility and equipment, at TENANT's own risk.

-        Use of shower facilities.

-        Package receipt.


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                                   EXHIBIT A-2

The following services are available to TENANT at prevailing rates. ATRIUM reserves the right to add to, delete, or make comparable substitutions for, the services described herein, without being deemed in default of this Lease. Rates for support services are subject to revision from time to time, but not more frequently than once annually.

PHONE SERVICES:

- 24-Hour Voice Mail Coverage; individual boxes or directories with various options and multiple mailboxes; voice mail paging.

- Personalized call screening. Operators announce each caller's name and company to you.

- Personalized message taking and relaying of messages to you or your voice mail.

- Telephone answering/screening of additional lines answered with different company identification.

- Patching calls to you at your home, car, or other location, or paging you.

-        Outside phone directory line for convenient alter hours client access.

-        VIDEOCONFERENCING (384 and 128)

-        E-mail accounts.

-        INTERNET access and research.

WORD PROCESSING/SECRETARIAL SUPPORT SERVICES:

- Word processing, spreadsheets, and desktop publishing by qualified professionals, utilizing various software packages and sophisticated network system.

- Sales presentation materials, including graphics, full color or black and white, hard copy or transparencies.

- Executive secretarial services, including administrative assistance, telephone sales support, order taking, customer contact, etc.

- General secretarial services, including filing, processing mailings, deliveries to your office by our staff, errands, checking your mail, etc.

- Database/mailing list compilation and maintenance. Merge letters, envelopes, labels.


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-        Meeting arrangements and coordination.

- Travel arrangements, car rentals, hotel and restaurant reservations, ticket procurement.

OFFICE SERVICES:

-        Photocopy services: full color and black and white.

-        FAX services: plain paper.

-        Laser printing: full color and black and white.

-        Color scanner.

-        24-hour phone-in dictation.

-        Binding services.

-        Mail metering. U.S. Postal, UPS, Federal Express & courier services.

-        Office supplies.

-        Notary service.

-        Floral arrangements, gift baskets, gift selection.

-        Catering services for your office functions.


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                                   EXHIBIT A-3

                               RULES & REGULATIONS

ACCESS: TENANT shall have access to the premises 24 hours a day, seven days a week. Hallways, entrances, lobbies and any common areas of the building or center may not be obstructed by TENANT or used by TENANT for any purpose other than access to the building and TENANT's office. Shared use of executive center facilities shall be as provided in the lease.

USE: TENANT is entitled to quiet enjoyment of the leased premises. TENANT will conduct its affairs in a businesslike manner, dress appropriately, and not do any act or thing or make any noise which would obstruct or interfere with the rights of other tenants, or which would cause injury or annoyance to other tenants, or cause damage to the center or the building. No holes shall be drilled or nails, screws, bolts or tape of any kind fastened to the wails or partitions, except that standard picture hooks may be used. TENANT will not prop open any corridor doors or exit doors during or after business hours. TENANT will not remove any of ATRIUM's furniture, fixtures, equipment or decorative materials from the offices. The use of rooms as sleeping quarters is prohibited.

LOCKS/KEYS: TENANT will be provided one set of keys to the office; additional copies may be made by TENANT as required. TENANT may not place additional locks upon any doors. Upon surrendering possession of the premises, TENANT shall return to ATRIUM all existing keys for the premises and security cards issued.

SIGNS: Signs, lettering insignia, advertisements, or notices may not be inscribed, painted, installed or placed on or in any window or door or any other part of the building. Names on suite entrance doors shall be provided for TENANT by ATRIUM. Networking boards are provided in the kitchen areas where TENANTS are welcome to post notices or advertisements.

UTILITIES: Normal utilities (HVAC and electrical service) for executive suite clients are provided. TENANTS are not restricted from bringing in their own computers, laser printers, photocopiers, or FAX machines, if desired. TENANT will be billed for additional utility costs for this equipment (other than personal or laptop computers) predicated on usage estimates provided by PSE&G. No refrigerators, cooking or coffee equipment shall be utilized in the offices. Coffee service, microwaves and refrigerators are provided free of charge in the kitchen areas. Fire Codes prohibit extension cords. Dedicated lines or additional outlets required to handle TENANT's equipment needs will be provided by ATRIUM'S licensed contractors at TENANT's expense.

EXERCISE ROOM: An exercise room is provided for the sole use of executive center tenants and their employees. TENANT assumes all risk and liability in connection with use of this facility, and shall indemnify and hold ATRIUM harmless from all liabilities, obligations, damages, penalties, claims, costs charges and expenses, including legal fees, by reason of loss of life, personal injury and/or loss or damage to property arising out of use of this facility, regardless of cause. TENANT acknowledges that ATRIUM is providing this facility as an extra service and may terminate same at any time.

SMOKING: The ATRIUM II building is an officially designated non-smoking facility. Smoking is prohibited in all areas of the building and the ATRIUM EXECUTIVE CENTER including offices, conference rooms, hallways, stairwells, lobbies, vestibules and restrooms.

CHILDREN/PETS: Children are welcome to visit the center with their parents provided they do not cause disturbances to other tenants. Pets (cats, dogs, birds, fish, reptiles or animals of any kind) may not be brought into the building at any time.

RECYCLING: Mt. Laurel Township requires offices to recycle white paper and computer printouts (laser and impact printers). Recycling containers are provided throughout the center for your convenience.

FIRE INSPECTION: Mt. Laurel Township conducts an annual fire inspection of each office within the center, for which it assesses an inspection fee (currently $25). TENANT is responsible for payment of this fee directly to Mt. Laurel Township.

ATRIUM shall have the right to enter the premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall deem necessary. Once TENANT gives notice of intent to vacate, ATRIUM shall have immediate access and TENANT shall in no way hinder ATRIUM from showing premises.

ATRIUM reserves the right to modify or add any rules or regulations necessary for the safety, maintenance, operation and cleanliness of the executive center, upon thirty days' notification to TENANT. New rules and regulations will not be unreasonably inconsistent with the proper use and enjoyment of the premises by TENANT under the lease.